Report of Independent Auditors

To the Shareholders and
Board of Directors of
AllianceBernstein Americas Government Income Trust, Inc

We have audited the accompanying statement of assets and liabilities of AllianceBernstein Americas Government
Income Trust, Inc., (the "Fund"), including the portfolio of investments, as of September 30, 2003, and the related statement of operations for the period from December 1, 2002 to September 30, 2003 and for the year ended
November 30, 2002, the statement of changes in net assets for the period from December 1, 2002 to September 30, 2003 and for each of the two years in the period ended
November 30, 2002, and the financial highlights for the period from December 1, 2002 to September 30, 2003 and for each of the five years in the period ended November 30, 2002. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of September 30, 2003, by correspondence with the custodian and others. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the AllianceBernstein Americas Government Income Trust, Inc. (the "Fund") at September 30, 2003, the results of its operations for the period from December 1, 2002 to September 30, 2003 and for the year ended November 30, 2002, the changes in its net assets for the period from December 1, 2002 to September 30, 2003 and for each of the two years in the period ended November 30, 2002, and the financial highlights for the period from December 1, 2002 to September 30, 2003 and for each of the five years in the period ended November 30, 2002, in conformity with accounting principles generally accepted in the United States.


New York, New York
November 14, 2003